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                                                                     Exhibit 21

                  BUILDING MATERIALS CORPORATION OF AMERICA
                             LIST OF SUBSIDIARIES

                                        STATE OF
COMPANY                               INCORPORATION             D/B/A
- -------                               -------------             -----
Building Materials Corporation          Delaware     GAF Materials Corporation
 of America                                          and Old American Products
U.S. Intec Holdings Inc.                Delaware
   U.S. Intec Inc.                      Texas        Tri-Ply Corporation and
                                                     Intec/Permaglas Corporation
   Exterior Technologies Corporation    Texas
   Intec Marine Inc.                    Texas
   USI Materials Inc.                   Delaware
GAF Leatherback Corp.                   Delaware
BMCA Insulation Products Inc.           Delaware
BMC Warehousing Inc.                    Delaware
GAFTECH Corporation                     Delaware
South Ponca Realty Corp.                Delaware
GAF Real Properties Inc.                Delaware
BMCA Receivables Corp.                  Delaware
TOPCOAT, Inc.                           Delaware
GAF Kalamazoo Acquisition Corp.         Delaware
GAF Materials Corporation (Canada)      Delaware
Pequannock Valley Claim Service         Delaware
 Company, Inc.
LL Building Products Inc.               Delaware
BMCA Goldsboro, Inc.                    Delaware
GAF Premium Products Inc.               Delaware
   Wind Gap Real Property               Delaware
    Acquisition Corp.
Building Materials Manufacturing        Delaware
   Corporation
Building Materials Investment           Delaware
   Corporation